EXECUTION VERSION




                          REGISTRATION RIGHTS AGREEMENT


       This Registration Rights Agreement (this "Agreement"), dated November __, 2005, is entered into by and between IT & E INTERNATIONAL GROUP, a Nevada corporation (the "Company") and COMVEST INVESTMENT PARTNERS II LLC, a Delaware limited liability company ("ComVest") and the purchasers set forth on the signature pages attached hereto (each a "Purchaser" and collectively with ComVest, the "Purchasers"), as a material inducement for the Purchasers to purchase (i) senior secured notes (each a "Senior Secured Note") in an aggregate principal amount up to of $11,500,000 (ii) up to 11,500 of shares of convertible preferred stock, stated value $1,000 per share (the "Series D Preferred Stock"),
(iii) warrants (the "Warrant") to purchase up to 81,142,788 shares of common stock, par value $0.001 per share ("Common Stock") and (iv) and the six month option to invest an additional $5,000,000 on the same terms as (i), (ii) and
(iii) ("the ComVest Option") in accordance with the terms of that certain Securities Purchase Agreement, dated on or about the date hereof (the "Purchase Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

       NOW, THEREFORE, the Company and ComVest hereby agree as follows:

       1. Definitions. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

            "Act" shall mean the Securities Act of 1933, as amended, and any successor statute from time to time.

            "Costs and Expenses" shall mean all of the costs and expenses relating to any subject Registration Statement, including but not limited to registration, filing and qualification fees, reasonable blue sky expenses, costs of listing any shares of Common Stock on any national securities exchange automated quotation system, printing expenses, fees and disbursements of counsel and accountants to the Company, and reasonable fees and disbursements of counsel to ComVest (such fees and disbursements not to exceed $25,000 per Registration); provided, however, that underwriting discounts and commissions attributable solely to the securities registered for the benefit of ComVest, fees and disbursements of any additional counsel to ComVest, and all other expenses attributable solely to ComVest shall be borne by ComVest.

            "Excluded Registration Statement" shall mean a registration statement relating solely to the registration of the sale of securities (i) other than for cash, (ii) to participants in a Company stock plan or employee benefit plan, agreement or arrangement, and (iii) in a transaction covered by Rule 145 under the Act or the resale of securities issued in such a transaction.

            "Existing Registration Rights Agreements" shall mean: (i) the Registration Rights Agreement dated October 18, 2004 with Laurus Master Fund Ltd.; (ii) the Company's agreement


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with Peter Sollenne, Kelly Alberts, Anthony Allocca and David Vandertie to
register the resale of their outstanding shares on the Registration Statement, subject to the Lock-Up Agreement dated as of even date herewith; and (iii) the piggy-back registration rights that have been granted to the shareholders of Millennix, Inc., subject to the Lock-Up Agreement dated as of even date herewith.

            "Lock-Up Agreement" shall mean each of the Lock-Up Agreements to be entered into by the Company and each of Peter Sollenne, Kelly Alberts, Anthony Alloca, David Vandertie, Gene Resnick, Margaret Barbetti, Russell Sobel, and John Garizio.

            "Registrable Securities" shall mean all shares of Common Stock underlying the Warrants, and the shares of Common Stock underlying the Preferred Stock held from time to time by the Purchasers, and in each case including the Optional Registerable Securities, if any; provided, however, that such Registrable Securities shall cease to be Registrable Securities at such time as all such Registrable Securities (i) are sold pursuant to any registration statement filed by the Company with the SEC, pursuant to Rule 144 promulgated under the Act or pursuant to any other exemption from registration under the Act or (ii) may be sold, subject to any applicable volume limitations, in open market transactions pursuant to any applicable exemption from the registration requirements of the Act, including without limitation Rule 144(k) promulgated thereunder (or any successor thereto).

            "Optional Registrable Securities" shall mean the shares underlying the Warrants and Preferred Stock issued in connection with the ComVest Option.

            "Registration" shall mean any registration or proposed registration of Registrable Securities pursuant to a Registration Statement in respect to the sale of any Registrable Securities.

            "Registration Period" shall mean the period (i) beginning upon the earlier of declaration of effectiveness of the Registration Statements provided for in Section 2 hereof or declaration of effectiveness of any Registration Statement provided for in Section 3 hereof that includes Registrable Securities and (ii) ending on the earlier of the date that all Registrable Securities have ceased to be Registrable Securities and the second anniversary of the date of this Agreement.

            "Registration Statement" shall mean any registration statement filed or to be filed by the Company with the SEC.

            "SEC" shall mean the United States Securities and Exchange Commission, or any successor agency or agencies performing the functions thereof.

            "Warrant Registrable Securities" shall mean the shares of Common Stock issuable upon exercise of the Warrants or any shares issued in exchange for or replacement thereof, from time to time.


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


       2.   Registration.

            (a) Mandatory Registration. The Company shall prepare, and, within fifteen (15) calendar days from the earlier to occur of: (i) the exercise in full of the ComVest Option, or (ii) the expiration of the ComVest Option (the "Filing Date"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of ComVest, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Preferred Stock and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than an amount equal to the sum of the number of shares of Common Stock that are then issuable upon conversion of the Preferred Stock (based on the Conversion Price), and the number of shares of Common Stock that are then issuable upon exercise of the Warrants, without regard to any limitation on ComVest's ability to convert the Preferred Stock or exercise the Warrants but in each case that relates to Registrable Securities. The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable upon conversion of the Preferred Stock and upon exercise of the Warrants but in each case that relates to Registrable Securities. ComVest acknowledges and agrees that such initial Registration Statement to be filed on or prior to the Filing Date shall include shares in accordance with the registration rights set forth in subsection (ii) and (iii) of the definition of Existing Registration Rights Agreements, subject to the Lock-Up Agreements being entered into by such parties.

            (b) Payments by the Company. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed by the Filing Date or declared effective by the SEC within three months from the Filing Date, or (ii) after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement, subject to Section 2(d) below, then the Company will make payments to ComVest in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to ComVest by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to ComVest a cash fee of $100,000 per month, or part thereof, until such time as the Registration Statement is declared effective by the SEC, or the suspension is lifted by the SEC. Such amounts shall be paid in cash.

            (c) Eligibility for Form S-3, SB-2 or S-1; Conversion to Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3, SB-2 or S-1 for registration of the resale by the Purchasers. The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility, for the use of Form S-3. If the Company is not currently eligible to use Form S-3, not later than five (5) business


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


days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by the Purchasers, the Company shall file a Registration Statement on Form S-3 (or such successor form) with respect to the Registrable Securities covered by the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) (and include in such Registration Statement on Form S-3 the information required by Rule 429 under the 1933 Act) or convert the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) to a Form S-3 pursuant to Rule 429 under the 1933 Act and cause such Registration Statement (or such amendment) to be declared effective no later than six (6) months after the Filing Date. In the event of a breach by the Company of the provisions of this
Section 2(c), the Company will be required to make payments pursuant to Section 2(b) hereof.

            (d) Allowed Delay. If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under a Registration Statement, then the Company may postpone or suspend filing or effectiveness of such Registration Statement for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 2(d) for more than sixty (60) days in the aggregate during any twelve (12) month period (each, an "Allowed Delay").

       3. Registration Procedures. In the case of each Registration effected by the Company in which Registrable Securities or Optional Registrable Securities are to be sold for the account of ComVest, the Company will use its good faith reasonable efforts to:

            (a) furnish to Greenberg Traurig LLP (counsel to ComVest) copies of all Registration Statements or prospectuses or any amendments or supplements thereto proposed to be filed with the SEC, which documents will be subject to review by such counsel before filing solely with regard to any information contained therein which pertains to ComVest;

            (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective during the Registration Period (or, with respect to Registration Statement filed in accordance with Section 3 hereof, for such shorter or longer period covered thereby) and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period;

            (c) furnish to ComVest electronic copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Purchasers may reasonably require in order to facilitate the disposition of the Registrable Securities held by the Purchasers;


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


            (d) register or qualify such Registrable Securities or Optional Registrable Securities under such other securities or blue sky laws of such states as may be reasonably required and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchasers to consummate the disposition of the Registrable Securities in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

            (e) notify the Purchasers, at any time when a prospectus relating to a Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in a Registration Statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not materially misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchaser(s) of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not materially misleading; and

            (f) effective not later than the effectiveness of the subject Registration Statement, cause all subject Registrable Securities to be listed for trading on each national securities exchange or automated quotation system on which the Common Stock is then listed, if any.

       4.   Indemnification by the Company.

            (a) In the event that the Company has failed to use its reasonable best efforts and has otherwise failed to act in good faith to effect the registration of the Registrable Securities or Optional Registrable Securities in accordance with Section 2(a) and (b) hereof and the SEC has failed to declare effective any such Registration Statement by the Effective Date, then the Company shall pay ComVest a cash payment in accordance with Section 2(b). In the event the Company otherwise materially breaches or materially fails to perform, as applicable, any representation, warranty or covenant contained in this Agreement, the Company shall indemnify the Purchasers from and against any expenses, claims, losses, costs, charges or liabilities of any kind, including amounts paid in settlement and reasonable attorneys' fees (collectively, the "Losses"), which may be incurred by the Purchasers as a result of any such failure or breach, with such indemnification to be made within thirty (30) days of receipt of written request therefor.

            (b) The Company shall indemnify and hold harmless each Purchaser and, each of their respective directors, legal counsel and accountants for ComVest, and any underwriter (as defined in the Act) for any Losses to which any Purchaser or any other such indemnified person becomes subject, under the Act or any rule or regulation thereunder, insofar as such Losses (i) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the Effective Date of the Registration Statement), or contained, on the Effective Date thereof, in any Registration Statement of which Registrable Securities were the subject, the prospectus contained therein, any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged


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


omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) arise out of any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to actions or omissions otherwise required of the Company in connection with such Registration Statement. The Company shall reimburse the Purchasers and any such other indemnified person for any legal or other expenses reasonably incurred by the Purchasers or such other indemnified person in connection with investigating, defending or settling any such Loss; provided, however, that the Company shall not be liable to any such Persons in any such case to the extent that any such Loss arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such person expressly for inclusion in any of the foregoing documents or (ii) the use by the Purchasers of an outdated or defective prospectus after the delivery to the Purchasers of written notice from the Company that the prospectus is outdated or defective. This indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company.

       5. Indemnification by the Purchasers. The Purchasers shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Registration Statement, legal counsel and accountants for the Company, each person (if any) who controls the Company within the meaning of the Act and any underwriter (as defined in the Act) for the Company, against any Losses to which the Company or any other such indemnified person may become subject under the Act or any rule or regulation thereunder or otherwise to the extent that such Losses (or related actions) (i) are caused solely by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the Effective Date thereof, in any Registration Statement of which such Purchaser's Registrable Securities were the subject, the prospectus contained therein, any amendment or supplement thereto, or (ii) arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by the respective Purchaser, in writing, expressly for inclusion in any of the foregoing documents; provided, however, that the aggregate liability of any Purchaser shall not be greater than the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall not apply to amounts paid in settlement of any such Loss or related Action if such settlement is effected without the consent of such Purchaser.

       6.   Additional Provisions.

            (a)   Each Purchaser and each other person indemnified pursuant to
Section 5 above shall, in the event that it receives notice of the commencement of any Action against it which is based upon an alleged act or omission which, if proven, would result in the Company's having to indemnify it pursuant to
Section 5 above, promptly notify the Company, in writing, of the commencement of such Action and permit the Company, if the Company so notifies such Purchaser or other indemnified person within thirty (30) days after receipt by the Company of notice of the commencement of the Action, to assume the defense of such Action with counsel


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


reasonably satisfactory to such Purchaser; provided, however, that such Purchaser or other indemnified person shall be entitled to retain its own counsel at its own expense. The omission to notify the Company promptly of the commencement of any such Action shall not relieve the Company of any liability to indemnify such Purchaser or such other indemnified person, as the case may be, under Section 6 above, from and after the Company's receipt of such notice, except to the extent that the Company shall suffer any Losses by reason of such failure to give notice, and shall not relieve the Company of any other liabilities which it may have under this or any other agreement.

            (b)   The Company and each other person indemnified pursuant to
Section 6 above shall, in the event that it receives notice of the commencement of any Action against it which is based upon an alleged act or omission which, if proven, would result in any Purchaser having to indemnify it pursuant to
Section 6 above, promptly notify each Purchaser or other indemnified person, in writing, of the commencement of such Action and permit each Purchaser, if such Purchaser so notifies the Company within thirty (30) days after receipt by such Purchaser of notice of the commencement of the Action, to assume the defense of such Action with counsel reasonably satisfactory to the Company; provided, however, that the Company or other indemnified person shall be entitled to retain its own counsel at the Company's expense. The omission to notify any Purchaser promptly of the commencement of any such Action shall not relieve the Purchasers of liability to indemnify the Company or such other indemnified person, as the case may be, under Section 6 above, from and after such Purchaser's receipt of such notice, except to the extent that the subject Holder shall suffer any Losses by reason of such failure to give notice, and shall not relieve such Purchaser of any other liabilities which it may have under this or any other agreement.

            (c) No indemnifying party, in the defense of any such Action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such Action. Each indemnified party shall furnish such information regarding itself or the Action in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such Action resulting therefrom.

            (d) If a court of competent jurisdiction determines that the foregoing indemnity provided under Sections 5 and 6 above is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


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


       7. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be given in accordance with
Section 5.5 of the Purchase Agreement.

       8. Waiver and Amendment. No waiver, amendment or modification of this Agreement or of any provision hereof shall be valid unless evidenced by a writing duly executed by the Company and each Purchaser. No waiver of any default hereunder shall be deemed a waiver of any other, prior or subsequent default hereunder.

       9. Governing Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to principles of choice of law. Any Action arising out of or relating to this Agreement shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such Action, each of the parties and any assignees thereof submits to the personal jurisdiction of the State of New York. The parties hereby irrevocably consent to the exclusive personal jurisdiction of any state or federal court for New York County in the State of New York or the Southern District of New York. The parties hereby waive any objection to venue and any objection based on a more convenient form in any Action instituted under this Agreement.

       10. Captions. The captions and Section headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

       11. Entire Agreement. This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

       12. No Third Party Beneficiaries. Except as expressly provided herein, this Agreement is not intended to confer upon any person any rights or remedies hereunder.

       13. Successors and Assigns. The Company may not sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a corporation which has succeeded to substantially all of the business and assets of the Company and has assumed in writing its obligations under this Agreement, and this Agreement shall be binding on the Company and such successor. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Purchasers and their respective successors and assigns. Without limiting the generality of the foregoing, any transferee of Registrable Securities shall have the rights set forth in this Agreement, and such rights shall be enforceable against the Company by such transferees as third-party beneficiaries.

       14. Execution. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding


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obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

       15. Term. This Agreement shall terminate upon the expiration of the Registration Period; provided, however, that the parties' rights and obligations under Sections 5 and 6 shall survive any termination of this Agreement.


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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the
____ day of _______ 2005.

                                    COMPANY:

                                    IT & E INTERNATIONAL GROUP


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


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                                    PURCHASER:

                                    COMVEST INVESTMENT PARTNERS II
                                    LLC


                                    By:
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                                        Name:
                                        Title:


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